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                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 11, 2000, relating to the financial statements and financial statement schedule of Input Software, Inc., which appears in Input Software's Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP

San Jose
February 10, 2000